Exhibit 99.1

Sutor Technology Group Limited Announces Receipt of NASDAQ Non-Compliance Letter Due to Delay in Filing Quarterly Report on Form 10-Q

CHANGSHU, China, December 1, 2015 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: TOR), one of the leading China-based manufacturers and customized service providers for fine finished steel products used by a variety of downstream applications, today announced that it received a letter from the Listing Qualifications Department of The NASDAQ Stock Market, on November 24, 2015 (the "Letter"), informing the Company that it does not comply with the Nasdaq continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of periodic reports because the Company has not yet filed its Form 10-Q for the period ended September 30, 2015 (the “Form 10-Q”). The Nasdaq notification letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to trade uninterrupted under its current trading symbol.

The Company has until December 14, 2015, to submit a plan to regain compliance with respect to the above delinquent reports. The Nasdaq Listing Rules provide that the Staff can grant the Company an exception of up to 180 calendar days from the filing's due date, or March 28, 2016 to regain compliance if Nasdaq accepts the Company's plan of compliance. The Company expects to submit the delinquent reports or the plan of compliance before the deadline.

About Sutor Technology Group Ltd

Sutor is one of the leading China-based manufacturers and customized service providers for high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. The Company also provides fee-based steel processing services to customers, including industrial peers. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are “forward-looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the Company’s ability to submit a plan of compliance that will be approved by the Nasdaq staff, the Company’s ability to complete the 2015 audit and filing of the 2015 annual report on Form 10-K and quarterly report on From 10-Q for the period ended September 30, 2015 within the projected timeframe, its ability to maintain listing of its securities on Nasdaq, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2014, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations

Sutor Technology Group Limited

Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com